                                                                    Exhibit 99.1


   STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Koichi Nishimura, Ph.D., President and Chief Executive Officer of Solectron Corporation, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered report of Solectron Corporation, and except as corrected or supplemented in a subsequent covered report:

        - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report; and

        - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report.

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3)     In this statement under oath the following is a "covered report":

        - the Annual Report on Form 10-K for the Fiscal Year Ended August 31, 2002 of Solectron Corporation filed on November 13, 2002.



/s/ Koichi Nishimura, Ph.D.             Subscribed and sworn to
-----------------------------           before me this 13th day of
Koichi Nishimura, Ph.D.                 November, 2002.
November 13, 2002

                                        /s/ Nitaya S. Yamamoto
                                        -----------------------------------
                                        Notary Public

                                        My Commission Expires: June 6, 2003